DAVIDSON & COMPANY LLP           Chartered Accountants    A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Entrée Gold Inc.’s Annual Report on Form 40-F (the “40-F”) for the year ended December 31, 2007 of our Independent Registered Public Accounting Firms’ Reports dated March 20, 2008 and to the reference to us under the heading “Interests of Experts” in the Company’s Annual Information Form for the year ended December 31, 2007, dated March 27, 2008.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

March 27, 2008

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172